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                                                                    EXHIBIT 99.7


                 [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

The Board of Directors
Roadway Corporation
1077 Gorge Boulevard
Akron, Ohio  44310

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Roadway Corporation ("Roadway") as Annex C to the Joint Proxy Statement/Prospectus of Yellow Corporation ("Yellow") and Roadway included in the Registration Statement on Form S-4 of Yellow relating to the proposed merger transaction involving Roadway and Yellow and reference thereto in such Joint Proxy Statement/Prospectus under the captions "Summary - The Merger - Opinion of Roadway's Financial Advisor" and "The Merger - Opinion of Credit Suisse First Boston LLC, Financial Advisor to Roadway Corporation." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                /S/ CREDIT SUISSE FIRST BOSTON LLC

                                CREDIT SUISSE FIRST BOSTON LLC


August 19, 2003